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                                    Exhibit 21.1

                 Subsidiaries of AutoBond Acceptance Corporation


AutoBond Funding Corporation I
AutoBond Funding Corporation II
AutoBond Funding Corporation III
AutoBond Funding Corporation 1995
AutoBond Funding Corporation 1996-A
AutoBond Funding Corporation 1996-B
AutoBond Funding Corporation 1996-C
AutoBond Funding Corporation 1996-D
AutoBond Master Funding Corporation
AutoBond Master Funding Corporation II
AutoBond Master Funding Corporation III
AutoBond Master Funding Corporation IV